ARMED SERVICES BOARD OF CONTRACT APPEALS

Appeals of -- )

)

Shimmick Construction Company, Inc. ) ASBCA Nos. 63114, 63662

)

Under Contract No. W912P5-17-C0007 )

SETTLEMENT AGREEMENT

For the purpose of disposing of the Parties’ claims, without any further proceedings and without there being any further adjudication of any issue of law or fact, and without constituting an admission of liability on the part of any party, and for no other purpose, the appellant, Shimmick Construction Company, Inc. (“SCCI”), and the appellee, the United States Army Corps of Engineers (“the Government”) (collectively, “the Parties”) enter into this Settlement Agreement.

RECITALS

1.
On September 28, 2017, the 8,, awarded Contract Number W912P5-17-C0007 (“the Contract”) to SCCI. The Contract required SCCI to construct the Chickamauga Lock Chamber Replacement, including construction of the main chamber concrete monoliths, the construction of an operations building, the construction of operating machinery and controls, the installation of government-furnished culvert valves, and miter gates, and dry commissioning of the new lock.
2.
On November 17, 2017, the Government issued SCCI a notice to proceed with performance under the contract.
3.
As of the date of this Agreement, performance under the contract is ongoing and the Contract Completion Date (CCD) is January 27, 2026.
4.
On June 22, 2021, SCCI submitted a certified claim (hereinafter, the “Diffuser Port

Certified Claim”) seeking additional compensation in the amount of $1,145,891.38 alleging defective specifications associated with the steel fabricated stay-in-place forms (hereinafter, the “Diffuser Port Certified Claim”).
5.
On October 1, 2021, the Contracting Officer issued a Contracting Officer’s Final Decision (“COFD”) denying the Diffuser Port Certified Claim.
6.
On November 24, 2021, SCCI submitted a certified claim (hereinafter, the “Omnibus Claim”) seeking additional compensation in the amount of $73,595,598.37 and a time extension of 590 calendar days concerning seven (7) distinct issues: COVID-19 impacts, Differing Site Conditions (Cofferdam), R12-F1 Monolith, High Water Evacuations (2019 and 2020), Culvert Intake Designs, Dowels and Couplers, and Floating Mooring Bitts.
7.
On December 21, 2021, SCCI appealed the denial of the Diffuser Port Certified Claim to the Armed Services Board of Contract Appeals (the “ASBCA” or the “Board”), and the Board docketed the appeal as ASBCA No. 63114.
8.
On October 31, 2022, stylized as a Request for Contracting Officer’s Final Decision, SCCI submitted an update to the Omnibus Claim (hereinafter, the “August 2022 Update”), increasing its request for additional compensation to $199,670,747.59 and increasing its request for a time extension to 876 calendar days.
9.
On July 11, 2023, on the basis of a deemed denial, SCCI appealed the Omnibus Claim, including the August 2022 Update, to the Board. At the request of the Parties, that appeal, docketed as 63662, was consolidated with Appeal No. 63114.
10.
On May 22, 2024, via bilateral Modification P00022, Appellant reserved its right to pursue an equitable adjustment to the contract for alleged time impacts associated with “CL 141

Miter Gate GFE,” which reservation of rights is referred to below as “the Miter Gates.”

11.
On July 3, 2024, via Serial Letter S-0707 (Response to Letter C-0221 Request for Recovery Schedule), Appellant reserved its right to pursue an equitable adjustment to the contract for alleged time impacts associated with the procurement of certain long-lead electrical items, which reservation of rights is referred to below as “Long-Lead Electrical Items.”

In consideration of the above recitals, the mutual promises herein and other good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, and intending to be legally bound, the Parties mutually agree as follows:

1.
Payment. In full and complete satisfaction of the above-described Appeals, claims, and additional issues, the Government agrees to pay SCCI the total amount of

$33,016,732.30 (the “Settlement Amount”), inclusive of interest, with each party to bear its own costs, attorney fees, and expenses.

2.
Within 30 days of the effective date of this settlement agreement, the Government will execute a bilateral modification to the Contract to increase the contract price by the Settlement Amount. To receive the Settlement Amount, SCCI will execute the bilateral modification increasing the contract price by the Settlement Amount and will submit an invoice requesting payment under the Contract. Within 30 days after receiving a properly submitted invoice from SCCI, the Government will pay the Settlement Amount to SCCI.
3.
If necessary, the Government agrees to entry of a Decision and Final Judgment against it by the Armed Services Board of Contract Appeals consistent with this Agreement and setting forth an award in favor of SCCI in the amount of $33,016,732.30 pursuant to the Contract Disputes Act. The Government further agrees that it will cooperate with SCCI and otherwise do what is necessary to secure payment of the Decision and Final Judgment to SCCI from the Judgment Fund established by 31 USC §1304. SCCI agrees to cooperate with the Government in executing any documents necessary to execute the modification discussed above and to seek payment from the Judgment Fund.

4.
Dismissal of the Appeals. SCCI consents to dismissal with prejudice of ASBCA Nos. 63114 and 63662 and shall within three (3) days after receipt of payment in full of the Settlement Amount file with the ASBCA a request for dismissal of the Appeals with prejudice. If such request is not filed by SCCI within ten (10) days of receipt of payment in full of the Settlement Amount, the Government may move to dismiss the appeal with prejudice.
5.
Release. Upon execution of this Agreement, SCCI releases, waives, and abandons all claims against the United States, it political subdivisions, its officers, agents, and employees, arising out of or related to the Contract and having accrued as of the date of this Agreement, whether known or unknown, regardless whether they were included in the claim or complaint, including but not limited to any claims for costs, interest, expenses, attorney fees under the Equal Access to Justice Act (EAJA) and damages of any sort. The only exceptions to this release are the alleged cost and schedule impacts associated with the Miter Gates and Long- Lead Electrical Items and the direct costs for the changes identified on Exhibit A to this Agreement. The Release extends to all reservations of rights by SCCI in any modification to the Contract prior to the date of this Agreement, including Modifications A00001 – A00073 and Modifications P00001 – P00023.
6.
SCCI agrees that, as to the claims released herein, it will not authorize any of its subcontractors and/or suppliers on the Contract to file an appeal on its behalf for it or in its name and will object to the prosecution of any such appeal in SCCI’S name. If such objection is not filed by SCCI within 14 days after a subcontractor files any such appeal, the Government may

move to dismiss the appeal with prejudice, using this Settlement Agreement as evidence of the lack of the subcontractor’s authority to file the subcontractor’s appeal and SCCI’s objection to the same.

7.
SCCI warrants and represents that no other action or suit with respect to the claims advanced in these Appeals is pending or will be filed in or submitted to any court, administrative agency, or legislative body. SCCI further warrants and represents that it has made no assignment or transfer of all or any part of its rights arising out of or relating to the Contract.
8.
Notwithstanding any terms of this Settlement Agreement, specifically reserved and excluded from the scope and terms of this Settlement Agreement as to any entity or person (including SCCI) is any liability outside the scope of the Contracting Officer’s authority to release including (a) any civil, criminal, or administrative liability arising under Title 26, U.S. Code (Internal Revenue Code); (b) any criminal liability; (c) any civil liability for false or fraudulent claims, including civil liability arising under the False Claims Act, 31 U.S.C. §§ 3729-3733, and/or claims at common law; (d) any liability for personal injury, property, or liability to third parties; and (e) administrative remedies, including the suspension and debarment rights of any federal agency. This Settlement Agreement does not bind any other agency of the United States, including Department of Justice or U.S. Attorney’s office, nor does it bind any other state, local, or federal prosecutor for claims that those entities have authority to pursue. It also does not bar or compromise any civil, tax, or administrative claim or action currently pending or that may be made against SCCI in the future. Further, the Parties reserve and exclude from this Settlement Agreement any liability based upon such obligations as are created by this Settlement Agreement. The Parties understand that any payment of monies by the

Government pursuant to this Settlement Agreement may be subject to off-set in accordance with 31 U.S.C. § 3701 (off-set for other Government debts) and that any off-set will not invalidate this Settlement Agreement. Finally, the Government shall retain all rights under the Inspection of Construction clause, FAR 52.246-12, and Warranty of Construction, FAR 52.246-21.

9.
Each Party agrees to take any and all further action reasonably necessary or appropriate to fully effect the provisions of this Settlement Agreement, including but not limited to executing any additional documents necessary to effectuate the provisions of this Settlement Agreement.
10.
If any provision of this Settlement Agreement or the application thereof is held invalid or unenforceable, that invalidity shall not affect other provisions of this Settlement Agreement that can be given effect without the invalid provisions or application, and to this end, the provisions of this Settlement Agreement are declared to be severable. This Settlement

Agreement may be executed in separate counterparts all of which, when taken together, shall constitute the entire agreement.

11.
This settlement agreement is for the purpose of settling this case, and for no other.

Accordingly, this settlement agreement shall not bind the Parties, nor shall it be cited or otherwise referred to, in any proceedings, whether judicial or administrative in nature, in which the Parties or counsel for the Parties have or may acquire an interest, except as is necessary to effect the terms of this Settlement Agreement.

12.
Each person signing this Settlement Agreement represents, warrants, and covenants that he or she has full and complete authority and authorization to execute and effect this Settlement Agreement and to take or cause to be taken all acts contemplated by this

Settlement Agreement.

13.
This Agreement is binding upon the respective successors, trustees, heirs and assigns of the Parties.
14.
This Agreement may be executed in counterparts. The Parties agree that electronic, scanned, or facsimile signatures shall have the full force and effect of original signatures.
15.
This Agreement may not be modified or supplemented in any respect, except upon written agreement of the Parties. The Parties agree to cooperate fully and execute any and all supplementary documents and to take all additional actions which may be necessary or appropriate to give full force and effect to the basic terms of this Settlement Agreement.
16.
If any portions of this Settlement Agreement are held invalid and unenforceable, all remaining portions shall nevertheless remain valid and enforceable, to the extent they can be given effect without the invalid portions.
17.
The Parties agree that all provisions of this Agreement have been negotiated at arm’s length and with full opportunity to consult with legal counsel. Each of the Parties has participated in the drafting and negotiation of this Settlement Agreement. Accordingly, for all purposes, this Settlement Agreement shall be deemed to have been drafted jointly by the Parties.
18.
This document constitutes a complete integration of the settlement agreement between the Parties and supersedes any and all prior oral or written representations, understandings, or agreements among or between them.
19.
This Agreement shall be governed by and construed in accordance with the laws of the United States of America.
20.
The effective date of this settlement agreement is the latest date in time entered with respect to the signature blocks below.

IN WITNESS WHEREOF, SCCI and the Government have executed this Agreement.

Shimmick Construction Company, Inc.

By: Print Name: Steven E. Richards Title: Chief Executive Officer

Date: August 8, 2024

U.S. Army Corps of Engineers

By: Stacy S. Wiggins

Contracting Officer Date: August 8, 2024

ARMED SERVICES BOARD OF CONTRACT APPEALS

Appeals of -- )

)

Shimmick Construction Company, Inc. ) ASBCA Nos. 63114, 63662

)

Under Contract No. W912P5-17-C-0007 )

SETTLEMENT AGREEMENT

Exhibit A

Change Request No.	Change Request Title
CL139	RFI 756/757 Ops Building Equipment Layout
CL148	RFI-798 Service Water Recess Lighting
CL154-2	RFI-768 Shear Wall Descope vs Electrical
CL169	Lightning System for Operations Building
CL176	RFI 851 DS Traffic Tower Change
CL177	RFI 874 M1 Elec. Update for RFI 272
CL178	RFI 866 Pump Motor Disconnects
CL184	RFI 785 Drawings Response
CL188	RFI 0887 – U3E Various Conduit Routing
CL192	RFI 433, 449, 799, and 890 Drawing Changes
CL196	RFI 850 And 920 Misc Drawings
CL199-2	RFI 869 Lock Control System
CL203	RFI 935 Warning Horn, Light, and Sign
CL210	CCTV Revisions
CL214-2	M1 Conduit Revisions
CL219-1	RFI 867 Compressor Room Electrical
CL220-1	RFI 854 U/S Crossover Gallery Conduit
CL095	Compressor Room Selective Demo
CL144	Culvert Valve Shaft Extension
CL160	Misc. Changes RFI 702, 808, 815 & 824
CL167-2	Ops Building Sump Pit_RFI 856, 820, 557
CL168-2	RFI 0794 Ops Exterior Panel Mounting
CL170	RFI 829, 882 Top of Lock Slope
CL175	RFI 858 Ops Bldg Fire Protection Testing
CL186-2	CL186-1 Ops Building IMP Design
CL198	RFI 924 GFE Downstream Bridge Plates
CL200	RFI 939 CV Cyl Recess Blockout
CL202-2	RFI 947 Ops Building Plumbing
CL204	RFI 950 Valve and Vent Recess Covers
CL208-2	RFI 700 Special Inspections
CL209	RFI 288 Removal of Stability Berm

1

CL218	VEQ Maintain Testing Lab and COE Offices
CL221	QBM Dental
CL204	RFI 950 Valve and Vent Recess Covers
CL144	Culvert Valve Shaft Extension
CL219-1	RFI 0867 Compressor Room Electrical
CL220-1	RFI 0854 U/S Crossover Gallery Conduit
CL141 (TIA)	Miter Gate GFE

Notice Letters Reserving Rights

SCCI-LTR-S-0623	Notice of Potential Impact – 05 50 15-63 Caisson and Stop Log Embeds Shop Drawing
SCCI-LTR-S-0680	Notice of Potential Impact – RFI – 0990 Vertical Turbine Water Pumps
SCCI-LTR-S-0685	Notice of Potential Impact – Concrete Mix for Hard Trowel Finishes Follow Up
SCCI-LTR-S-0701	Notice of Potential Impact – Operations Building Slab Reinforcement Delays
SCCI-LTR-S-0708	Notice of Potential Impact – Precast Concrete Specifications
SCCI-LTR-S-0705	Notice of Potential Impact – GFE Culvert Valves Follow Up
SCCI-LTR-S-0676	Notice of Potential Impact – Outstanding Electrical Redesign Follow Up (RFP- 0115_CL-15)

2